Exhibit 99.1

COMPANY CONTACTS:

Diane Morefield

EVP, Chief Financial Officer

Strategic Hotels & Resorts, Inc.

(312) 658-5740

Jonathan Stanner

VP, Capital Markets & Treasurer

Strategic Hotels & Resorts, Inc.

(312) 658-5746

FOR IMMEDIATE RELEASE

THURSDAY, JULY 28, 2011

STRATEGIC HOTELS & RESORTS, INC. ANNOUNCES THE CLOSING OF A

TEN-YEAR, $145 MILLION LOAN SECURED BY THE INTERCONTINENTAL CHICAGO

Transaction completes proactive refinancing strategy initiated in 2010

CHICAGO – July 28, 2011 – Strategic Hotels & Resorts, Inc. (NYSE: BEE) today announced that it has closed a $145.0 million limited recourse loan secured by the InterContinental Chicago hotel. This new financing replaces the $121.0 million financing previously encumbering the property. This loan is the final debt refinancing as outlined in the Company’s strategic balance sheet restructuring plan.

Laurence Geller, Chief Executive Officer of Strategic Hotels & Resorts, Inc., commented “In 2010, the Company established a deliberate yet aggressive strategy to proactively accelerate the financing of both 2011 and 2012 maturities. Since that time, we proactively executed nine transactions totaling $1.6 billion that achieved consistently favorable terms, established ample liquidity and accomplished our stated goal of rebalancing our maturity schedule and loan type. Looking forward, Strategic Hotels—with its irreplaceable properties, stable balance sheet, net positive cash position and improving hotel performance – is exceptionally well positioned to deliver ongoing shareholder value.”

Diane Morefield, Chief Financial Officer of Strategic Hotels & Resorts, Inc., said “With this closing, we have reshaped our balance sheet by extending maturities well into the future and staggering maturity dates over a multi-year period. Now, no more than 22% of our total debt matures in a single year and we have a very strategic mix of insurance company, bank and CMBS loans in our new debt portfolio. Our proactive decision to accelerate the refinancing of our maturities during the first half of this year eliminates any uncertainty regarding the status of our debt in an increasingly uncertain credit market.”

Under the terms of the agreement, the loan bears interest at a fixed rate of 5.61% and has a ten-year term. The loan will amortize on a 30-year schedule beginning in the third year after closing. JPMorgan Chase Bank, N.A. originated the financing and Eastdil Secured served as placement agent.

About the Company

Add 1

Strategic Hotels & Resorts, Inc. is a real estate investment trust (REIT) which owns and provides value-enhancing asset management of high-end hotels and resorts in the United States, Mexico and Europe. The Company currently has ownership interests in 17 properties with an aggregate of 7,762 rooms. For a list of current properties and for further information, please visit the Company’s website at http://www.strategichotels.com/.

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This press release contains forward-looking statements about Strategic Hotels & Resorts, Inc. (the “Company”). Except for historical information, the matters discussed in this press release are forward-looking statements subject to certain risks and uncertainties. These forward-looking statements include statements regarding the Company’s future financial results, stabilization in the lodging space, positive trends in the lodging industry and the Company’s continued focus on improving profitability. Actual results could differ materially from the projections contained herein. Factors that may contribute to these differences include, but are not limited to the following: the failure of closing conditions to be satisfied; ability to obtain, refinance or restructure debt or comply with covenants contained in the Company’s debt facilities; demand for hotel rooms in the Company’s current and proposed market areas; availability of capital; rising interest rates and operating costs; rising insurance premiums; cash available for capital expenditures; competition; economic conditions generally and in the real estate market specifically, including deterioration of economic conditions and the extent of its effect on business and leisure travel and the lodging industry; ability to dispose of existing properties in a manner consistent with the Company’s disposition strategy; risks related to natural disasters; the effect of threats of terrorism and increased security precautions on travel patterns and hotel bookings; the outbreak of hostilities and international political instability; legislative or regulatory changes, including changes to laws governing the taxation of REITs; and changes in generally accepted accounting principles, policies and guidelines applicable to REITs.

Additional risks are discussed in the Company’s filings with the Securities and Exchange Commission, including those appearing under the heading “Item 1A. Risk Factors” in the Company’s most recent Form 10-K and subsequent Form 10-Qs. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. The forward-looking statements are made as of the date of this press release, and neither the Company or its affiliates undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.